As filed with the Securities and Exchange Commission on August 5, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BIOMEA FUSION, INC.

(Exact name of registrant as specified in its charter)

Delaware	82-2520134
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1599 Industrial Road

San Carlos CA 94070

(650) 980-9099

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael J.M. Hitchcock, Ph.D.

Interim Chief Executive Officer

Biomea Fusion, Inc.

1599 Industrial Road

San Carlos, CA 94070

(650) 980-9099

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Maggie L. Wong, Esq.

Alicia M. Tschirhart, Esq.

Goodwin Procter LLP

525 Market Street

San Francisco, CA 94105

(415) 733-6000

Approximate date of commencement of proposed sale to the public: From time to time or at one time as determined by the Registrant after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, (THE “SECURITIES ACT”) OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

EXPLANATORY NOTE

We are filing this registration statement with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process to replace our prior registration statement (File No. 333-267884) (the “Prior Registration Statement”) that will expire on October 24, 2025, in accordance with applicable SEC regulations. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement. This registration statement contains:

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a base prospectus which covers the offering, issuance and sale by Biomea Fusion, Inc. (the “Registrant,” we”, “us,” “our,” “the Company,” or “Biomea”), of the securities identified therein from time to time in one or more offerings with a total value of up to $300,000,000; and
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an equity distribution agreement prospectus covering the offering, issuance and sale by the Registrant of up to a maximum aggregate offering price of $100,000,000 of our common stock that may be issued and sold from time to time under an equity distribution agreement (the “equity distribution agreement”), which we previously entered into with Piper Sandler & Co., as sales agent on November 25, 2022.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The specific terms of the securities to be issued and sold under the equity distribution agreement are specified in the equity distribution agreement prospectus that immediately follows the base prospectus. The common stock that may be offered, issued and sold under the equity distribution agreement prospectus is included in the $300,000,000 of securities that may be offered, issued and sold by the Registrant under the base prospectus. Upon termination of the equity distribution agreement or the equity distribution agreement prospectus, any portion of the $100,000,000 included in the equity distribution agreement prospectus that is not sold pursuant to the equity distribution agreement will be available for sale in other offerings pursuant to the base prospectus.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 5, 2025

PROSPECTUS

$300,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

From time to time, we may offer and sell up to $300,000,000 in aggregate principal amount of our Common Stock, Preferred Stock, Debt Securities, Warrants or Units, in each case in one or more issuances and at prices and on terms that we will determine at the time of the offering.

This prospectus describes the general manner in which any of these securities may be offered using this prospectus. We will specify in an accompanying prospectus supplement the terms of the securities offered and other details regarding the offering thereof. The supplement may also add, update or change information contained in this prospectus with respect to that offering.

Our common stock is listed on The Nasdaq Global Select Market under the symbol “BMEA.” On July 31, 2025, the closing price of our common stock, as reported on The Nasdaq Global Select Market, was $1.66 per share.

Investing in our securities involves risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 8 of this prospectus and under any similar heading in the documents that are incorporated by reference into this prospectus, as well as “Special Note Regarding Forward-Looking Statements” on page 3 of this prospectus. You should read the entire prospectus and any applicable prospectus supplement carefully before you make your investment decision.

The securities covered by this prospectus may be sold directly by us to investors, through agents designated by us from time to time or through underwriters or dealers at prices and on terms to be determined at the time of offering. We will include in an applicable prospectus supplement the names of any underwriters or agents and any applicable commissions or discounts. Additional information on the methods of sale appears under “Plan of Distribution” in this prospectus. We will also describe in an applicable prospectus supplement the way(s) in which we expect to use the net proceeds we receive from any sale.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

The date of this prospectus is , 2025.

You should rely only on the information contained or incorporated by reference in this prospectus and in an applicable prospectus supplement to this prospectus. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different, additional or inconsistent information, you should not rely on it. We do not take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell these securities or soliciting any offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any applicable prospectus supplement or any free writing prospectus we authorize to be delivered to you is accurate only as of the date of that document or any other date set forth in that document. Additionally, any information we have incorporated by reference in this prospectus or in any applicable prospectus supplement is accurate only as of the date of the document incorporated by reference or other date set forth in that document, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any sale of securities. Our business, financial condition, results of operations, cash flow and prospects may have changed since that date.

This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

When used in this prospectus, the terms “Biomea,” “we,” “our” and “us” refer to Biomea Fusion, Inc., a Delaware corporation, and its subsidiaries, if any, unless otherwise specified or the context otherwise requires.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC using a “shelf” registration process.

Under this process, we may sell the securities described in this prospectus in one or more offerings for an aggregate offering amount of up to $300,000,000. This prospectus describes the general manner in which we may offer the securities described in this prospectus. Each time we sell securities pursuant to this registration statement, we will provide a prospectus supplement that will contain specific information about the offering and the securities offered, and may also add, update or change information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. If there is any inconsistency between information in this prospectus and any accompanying prospectus supplement or free writing prospectus, you should rely on the information in the most recent applicable prospectus supplement or free writing prospectus and documents incorporated by reference herein and therein. This prospectus may not be used to offer to sell, solicit an offer to buy or consummate a sale of our securities unless it is accompanied by a prospectus supplement.

This prospectus, together with any accompanying prospectus supplement, contains important information you should know before investing in our securities, including important information about us and the securities being offered. You should carefully read both documents, as well as the additional information contained in the documents described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in both this prospectus and the applicable prospectus supplement, and in particular the annual, quarterly and current reports and other documents we file with the SEC. Neither this prospectus nor any accompanying prospectus supplement is an offer to sell these securities or is soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the securities offered by this prospectus and any applicable prospectus supplement. This prospectus and the applicable prospectus supplement do not contain all of the information set forth in the registration statement and its exhibits and schedules in accordance with SEC rules and regulations. For further information with respect to us and the securities being offered by this prospectus and the applicable prospectus supplement, you should read the registration statement, including its exhibits and schedules. Statements contained in this prospectus and the applicable prospectus supplement, including documents that we have incorporated by reference, as to the contents of any contract or other document referred to are not necessarily complete, and, with respect to any contract or other document filed as an exhibit to the registration statement or any other such document, each such statement is qualified in all respects by reference to the corresponding exhibit. You should review the complete contract or other document to evaluate these statements. You may obtain copies of the registration statement and its exhibits via the SEC’s EDGAR database or our website.

We file annual, quarterly and current reports, proxy statements and other documents with the SEC under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC. You may obtain documents that we file with the SEC at www.sec.gov.

We also make these documents available on our website at www.biomeafusion.com. Our website and the information contained or connected to our website is not incorporated by reference in this prospectus or any prospectus supplement, and you should not consider it part of this prospectus or any prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

SEC rules permit us to incorporate information by reference in this prospectus and any applicable prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and any applicable prospectus supplement, except for information superseded by information contained in this prospectus or the applicable prospectus supplement itself or in any subsequently filed incorporated document. This prospectus and any applicable prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC, other than information in such documents that is deemed to be furnished and not filed. These documents contain important information about us and our business and financial condition.

•	Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 31, 2025;

•	Quarterly Reports on Form 10-Q for the periods ended March 31, 2025, filed with the SEC on May 5, 2025 and June 30, 2025, filed with the SEC on August 5, 2025;

•	Current Reports on Form 8-K filed with the SEC on January 15, 2025, February 28, 2025, March 27, 2025, June 13, 2025, June 17, 2025, June 18, 2025, June 20, 2025 and July 24, 2025;

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Definitive Proxy Statement on Schedule 14A filed with the SEC on April 28, 2025, to the extent incorporated by reference into Part III of the Annual Report on Form 10-K for the fiscal year ended December 31, 2024; and

•

The description of our Common Stock contained in our Registration Statement on Form 8-A12B, dated April 14, 2021, and as set forth by the description of the Registrant’s common stock set forth in Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 31, 2025, including any other amendments or reports filed for the purpose of updating such description.

All documents that we file (but not those that we furnish) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, and any previously filed documents. All documents that we file (but not those that we furnish) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of any of the securities covered under this prospectus shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, the applicable prospectus supplement and any previously filed documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference in this prospectus or the applicable prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus and such applicable prospectus supplement to the extent that a statement contained in this prospectus or such applicable prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus and such applicable prospectus supplement, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or such applicable prospectus supplement.

Documents incorporated by reference are available from us without charge, excluding all exhibits unless specifically incorporated by reference as an exhibit to this prospectus and the applicable prospectus supplement.

Prospective investors may obtain documents incorporated by reference in this prospectus and the applicable prospectus supplement at no cost by requesting them in writing or by telephone from us at our executive offices at:

Biomea Fusion, Inc.

1599 Industrial Road

San Carlos, CA 94070

(650) 980-9099

Attention: Secretary

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, together with any accompanying prospectus supplement, includes and incorporates by reference “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and releases issued by the SEC and within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. All statements other than statements of historical facts contained in this prospectus, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plan, objectives of management and expected market growth, are forward-looking statements. You can identify these forward-looking statements by the use of words such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “positioned,” “potential,” “predict,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include, but are not limited to, those described under “Risk Factors” and include, among other things:

•	our financial performance;

•	the sufficiency of our existing cash, cash equivalents and restricted cash to fund our future operating expenses and capital expenditure requirements;

•	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

•	our anticipated use of our existing cash, cash equivalents and restricted cash;

•	the implementation of our strategic plans for our business and product candidates;

•	the size of the market opportunity for our product candidates and our ability to maximize those opportunities;

•

the initiation, timing, progress and results of our research and development programs, preclinical studies, clinical trials and investigational new drug (“IND”) applications and other regulatory submissions;

•	our ability to develop our product candidates in various oncology indications or for the treatment of type 1 and type 2 diabetes mellitus or other metabolic diseases;

•

the beneficial characteristics, safety, efficacy and therapeutic effects of our product candidates and the ability of our FUSIONTM System to generate additional product candidates with such characteristics;

•	the timing, progress and focus of our ongoing and future clinical trials, and the reporting of data from those trials;

•	the ability of our clinical trials to demonstrate safety and efficacy of our product candidates, and other favorable results;

•	our plans relating to the clinical development of our product candidates, including the disease areas to be evaluated;

•	our ability to obtain and maintain regulatory approval of our product candidates;

•	our plans relating to commercializing our product candidates, if approved;

•	our estimates of the patient populations addressable by our product candidates, if approved, and the number of participants that will enroll in our ongoing and planned clinical trials;

•	the expected benefits of potential future strategic collaborations with third parties and our ability to attract collaborators with development, regulatory and commercialization expertise;

•	the success of competing therapies that are or may become available;

•	the timing or likelihood of regulatory filings and approvals, including our expectation to seek special designations, such as orphan drug designation, for our product candidates;

•	our plans relating to the further development and manufacturing of our product candidates, including for additional indications that we may pursue;

•	existing regulations and regulatory developments in the United States and other jurisdictions;

•	our plans and ability to obtain or protect intellectual property rights, including extensions of existing patent terms where available;

•	our plan to rely on third parties to conduct and support preclinical and clinical development;

•	our ability to retain the continued service of our key personnel and to identify, hire and then retain additional qualified personnel;

•	the impact of any global health emergencies or other related disruptions on our business;

•	the impact of new laws and regulations or amendments to existing laws and regulations in the United States and foreign countries;
•

unfavorable macroeconomic conditions or market volatility resulting from global economic conditions or geopolitical developments, including supply chain issues, inflationary pressures, changes in governmental agencies, international tariffs, trade protection measures, economic sanctions, economic slowdowns or recessions, acts of war, and civil and political unrest; and

•	our expectations regarding the period during which we will qualify as an emerging growth company under the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”).

These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. In evaluating such forward-looking statements, you should specifically consider various factors that may cause actual results to differ materially from current expectations, including the risks outlined under the heading “Risk Factors” contained in this prospectus and any related prospectus supplement or free writing prospectus, and in any other documents incorporated herein or therein (including in our most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q and other filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act). Any forward-looking statement in this prospectus or any related prospectus supplement or free writing prospectus reflects our current view with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, industry and future growth. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

Market and Industry Data and Estimates

This prospectus, together with any accompanying prospectus supplement and the information incorporated herein or therein by reference, also contains estimates, projections and other information concerning our industry, our business and the markets for our product candidates, including data regarding the estimated size of those markets, their projected growth rates and the incidence of certain medical conditions. Information that is based on estimates, forecasts, projections or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained these industry, business, market and other data from reports, research surveys, studies and similar data prepared by third parties, industry, medical and general publications, government data and similar sources. We have not independently verified the accuracy and completeness of such data, and in some cases, we do not expressly refer to the sources from which these data are derived.

Trademarks

Biomea Fusion, Inc., the Biomea logo and our other registered or common law trademarks, trade names or service marks appearing in this prospectus are owned by us. This prospectus, any applicable prospectus supplement or any information incorporated herein or therein may contain references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, generally appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. All trademarks, service marks and trade names included or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

ABOUT THE COMPANY

The following highlights information about the Registrant and our business contained elsewhere or incorporated by reference in this prospectus. It is not complete and does not contain all of the information that you should consider before investing in any of our securities. You should carefully read this prospectus together with the more detailed information incorporated by reference in this prospectus.

Overview

We are a clinical-stage diabetes and obesity medicines company focused on the discovery and development of oral small molecule drugs to treat patients with metabolic diseases. A covalent small molecule drug is a synthetic compound that forms a permanent bond to its target protein and offers a number of potential advantages over conventional non-covalent drugs, including greater target selectivity, lower drug exposure, and the ability to drive a deeper, more durable response. Leveraging our extensive expertise in covalent binding chemistry and development, we built our proprietary FUSION™ System discovery platform to advance a pipeline of novel small molecule product candidates.

Our lead clinical program’s drug candidate, icovamenib, is currently being developed as an orally bioavailable, and selective covalent inhibitor of menin in two clinical and multiple preclinical studies, investigating icovamenib’s potential in type 1 and type 2 diabetes, as well as its impact in obesity. Menin serves as a checkpoint to prevent beta cell proliferation. Thus, we believe inhibiting menin via icovamenib has the potential to enable the proliferation, preservation, and reactivation of healthy, function beta cells capable of producing insulin, thereby leading to long-term glycemic control in patients with type 1 and type 2 diabetes. Menin is also an important transcriptional regulator known to play a direct role in oncogenic signaling in multiple cancers and in beta cell homeostasis.

In preclinical studies, the administration of icovamenib has produced a pronounced effect in preclinical models of diabetes, normalizing glucose levels during treatment and even after drug washout. As of June 30, 2025 icovamenib is being evaluated in type 1 and type 2 diabetes across two ongoing clinical trials. With its strategic focus to become a diabetes and obesity medicines company, we plan to conclude our studies exploring icovamenib’s potential in oncology and explore partnerships to further advance our oncology assets (BMF-500, a covalent inhibitor of FLT3, currently in a Phase I study), while concentrating internal resources on metabolic disorders.

Beyond icovamenib, we are utilizing our novel FUSION™ System to pioneer treatments against other high-value genetic drivers of disease. In October 2024, we announced the nomination of BMF-650 our investigational, next-generation, oral small molecule GLP-1 RA, which is currently advancing through IND-enabling studies. With its unique pharmacokinetic profile and enhanced bioavailability, we believe BMF-650 has the potential to provide a best-in-class therapeutic option for diabetes and obesity. Our goal is to utilize our capabilities and our FUSION™ System platform to become the leader in developing covalent small molecules to maximize the depth and durability of clinical benefit when treating various diseases.

We were formed under the laws of the State of Delaware on August 9, 2017 under the name “Biomea Fusion, LLC.” On December 18, 2020, all outstanding membership interests in Biomea Fusion, LLC were converted to equity interests in Biomea Fusion, Inc. In April 2021, we completed the initial public offering (“IPO”) of our common stock.

Our principal executive offices are located at 1599 Industrial Road San Carlos, CA 94070, and our telephone number is (650) 980-9099. Our corporate website address is www.biomeafusion.com. Our website and the information contained on, or that can be accessed through, the website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus. You should not rely on any such information in making your decision whether to purchase our securities.

Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act are available, free of charge, on or through our website as soon as reasonably practicable after such reports and amendments are electronically filed with or furnished to the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding our filings at www.sec.gov.

For additional information about our Company, please refer to other documents we have filed with the SEC and that are incorporated by reference into this prospectus, as listed under the heading “Incorporation of Certain Information by Reference.”

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include, but are not limited to:

•

being permitted to present only two years of audited financial statements and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our periodic reports and registration statements;

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (“SOX”);

•	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements, and registration statements; and

•	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may take advantage of these exemptions until such time that we are no longer an emerging growth company. We will remain an emerging growth company until the earliest to occur of: (i) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (ii) December 31, 2026; (iii) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years; or (iv) the last day of the fiscal year in which we are deemed to be a large accelerated filer under the rules of the SEC, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th. We may choose to take advantage of some but not all of these exemptions. We have taken advantage of reduced reporting requirements. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock.

We have elected to utilize the exemption for the delayed adoption of certain accounting standards, and, therefore, we will adopt new or revised accounting standards at the time private companies adopt the new or revised accounting standard and will do so until such time that we either (i) irrevocably elect to “opt out” of such extended transition period or (ii) no longer qualify as an emerging growth company. We may choose to early adopt any new or revised accounting standards whenever such early adoption is permitted for private companies. As a result of this election, the information that we provide in this prospectus or any applicable prospectus supplement or free writing prospectus may be different than the information you may receive from other public companies in which you hold equity interests.

We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may continue to be a smaller reporting company after any offering under this prospectus and any accompanying prospectus supplement if either (i) the market value of our shares held by non-affiliates is less than $250 million as measured on the last business day of our second fiscal quarter or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our shares held by non-affiliates is less than $700 million as measured on the last business day of our second fiscal quarter. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and have reduced disclosure obligations regarding executive compensation. Further, if we are a smaller reporting company with less than $100 million in annual revenue, we would not be required to obtain an attestation report on internal control over financial reporting issued by our independent registered public accounting firm.

RISK FACTORS

Investing in our securities involves certain risks. Before you invest in any of our common stock, preferred stock, debt securities, warrants or units, in addition to the other information included in, or incorporated by reference into, this prospectus, you should carefully consider the risk factors contained in Item 1A under the caption “Risk Factors” and elsewhere in our annual report on Form 10-K for the fiscal year ended December 31, 2024, which is incorporated into this prospectus by reference, as updated by our annual or quarterly reports for subsequent fiscal years or fiscal quarters that we file with the SEC and that are so incorporated. See “Where You Can Find More Information” for information about how to obtain a copy of these documents. You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any prospectus supplement relating to specific offerings of securities.

USE OF PROCEEDS

Unless otherwise described in the applicable prospectus supplement, we intend to use the net proceeds from the sale of any securities described in this prospectus for general corporate purposes, which may include research and development and preclinical and clinical development costs to support the advancement of our product candidates; working capital; capital expenditures; general and administrative expenses; and other general corporate purposes.

We may set forth additional information concerning our expected use of net proceeds from sales of securities in the applicable prospectus supplement relating to the specific offering. Pending use of net proceeds as described above, we may temporarily invest the net proceeds in a variety of capital preservation instruments, including high quality, investment grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government, or may hold such proceeds as cash, until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock and do not anticipate paying any cash dividends in the foreseeable future. Payment of cash dividends, if any, in the future will solely be at the discretion of our board of directors and will depend on then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects and other factors our board of directors may deem relevant.

GENERAL DESCRIPTION OF SECURITIES

We may offer shares of common or preferred stock, various series of senior or subordinated debt securities, warrants, or units consisting of combinations of the foregoing, in each case from time to time under this prospectus, together with the applicable prospectus supplement, at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. At the time we offer a particular type or series of securities, we will provide an applicable prospectus supplement describing the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	voting or other rights;

•	rates and times of payment of interest, dividends or other payments;

•	liquidation preference;

•	original issue discount;

•	maturity;

•	ranking;

•	restrictive covenants;

•

redemption, conversion, exercise, exchange, settlement or sinking fund terms, including prices or rates, and any provisions for changes to or adjustments in such prices or rates and in the securities or other property receivable upon conversion, exercise, exchange or settlement;

•	any securities exchange or market listing arrangements; and

•	important U.S. federal income tax considerations.

This prospectus may not be used to offer or sell securities unless accompanied by an applicable prospectus supplement. The applicable prospectus supplement may add, update or change information contained in this prospectus or in documents incorporated by reference in this prospectus. You should read the applicable prospectus supplement related to any securities being offered.

We may sell the securities directly to or through underwriters, dealers or agents. We and our underwriters, dealers or agents reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement (i) the names of the underwriters or agents and applicable fees, discounts and commissions to be paid to them; (ii) details regarding over-allotment options, if any; and (iii) net proceeds to us.

The following descriptions are not complete and may not contain all the information you should consider before investing in any securities we may offer hereunder; they are summarized from, and qualified by reference to, our amended and restated certificate of incorporation, amended and restated bylaws and the other documents referred to in the descriptions, all of which are or will be publicly filed with the SEC, as applicable. See “Where You Can Find More Information.”

DESCRIPTION OF CAPITAL STOCK

The following summary description of our common stock and preferred stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of our capital stock. The following description of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, our amended and restated certificate of incorporation and amended and restated bylaws, which are exhibits to the registration statement of which this prospectus forms a part, and by applicable law. The terms of our common stock and preferred stock may also be affected by Delaware law.

Authorized Capital Stock

Our authorized capital stock consists of 300,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share, all of which preferred stock is undesignated. As of June 30, 2025, we had 58,127,256 shares of our common stock outstanding and no shares of preferred stock outstanding. Unless our board of directors determines otherwise, we will issue all shares of our capital stock in uncertificated form.

Common Stock

The holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders. The holders of our common stock do not have any cumulative voting rights. Holders of our common stock are entitled to receive ratably any dividends declared by our board of directors out of funds legally available for that purpose, subject to any preferential dividend rights of any outstanding preferred stock. Our common stock has no preemptive rights, conversion rights or other subscription rights or redemption or sinking fund provisions.

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in all assets remaining after payment of all debts and other liabilities and any liquidation preference of any outstanding preferred stock. When we issue shares of common stock under this prospectus, when issued and paid for, the shares will validly issued, fully paid and non-assessable.

Exchange Listing

Our common stock is listed on The Nasdaq Global Select Market under the symbol “BMEA.” On July 31, 2025, the closing price for our common stock, as reported on The Nasdaq Global Select Market, was $1.66 per share. As of June 30, 2025, we had approximately 33 stockholders of record.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC. The transfer agent and registrar’s address is 28 Liberty Street, Floor 53, New York, NY 10005.

Preferred Stock

Undesignated Preferred Stock

Our board of directors has the authority, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting, or the designation of, such series, any or all of which may be greater than the rights of common stock. The issuance of our preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon our liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of our company or other corporate action. We have no shares of preferred stock outstanding, and we have no present plan to issue any shares of preferred stock.

The purpose of authorizing our board of directors to issue preferred stock in one or more series and determine the number of shares in the series and its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. Examples of rights and preferences that the board of directors may fix are:

•	dividend rights;

•	dividend rates;

•	conversion rights;

•	voting rights;

•	terms of redemption; and

•	liquidation preferences.

The existence of authorized but unissued shares of undesignated preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in the best interests of us or our stockholders, our board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer, stockholder or stockholder group. The rights of holders of our common stock described above, will be subject to, and may be adversely affected by, the rights of any preferred stock that we may designate and issue in the future. The issuance of shares of undesignated preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of us.

Additional Series of Preferred Stock

We will incorporate by reference as an exhibit to the registration statement, which includes this prospectus, the form of any certificate of designation that describes the terms of any additional series of preferred stock we may offer pursuant to this prospectus. This description and the applicable prospectus supplement will include:

•	the title and stated value;

•	the number of shares authorized;

•	the liquidation preference per share;

•	the purchase price;

•	the dividend rate, period and payment date, and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

•	voting rights, if any, of the preferred stock;

•	preemptive rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•

any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

When we issue shares of preferred stock under this prospectus, the shares will fully be paid and nonassessable and will not be subject to any preemptive or similar rights.

Registration Rights

Certain holders of our common stock, or their transferees, are entitled to the registration rights set forth below with respect to registration of the resale of such shares under the Securities Act pursuant to the investors’ rights agreement, by and among us and certain of our stockholders. Generally, in an underwritten offering, the managing underwriter, if any, has the right, subject to specified conditions and limitations, to limit the number of shares the holders may include.

Demand Registration Rights

Certain major investors holding, collectively, 40% of registrable securities, or a lesser percent if the anticipated aggregate offering price exceeds $15.0 million, net of selling expenses, may request that we register all or a portion of their shares, subject to certain specified exceptions. If any of these holders exercises its demand registration rights, then holders of approximately 9.1 million shares of our common stock will be entitled to register their shares, subject to specified conditions and limitations in the corresponding offering.

“Piggyback” Registration Rights

In the event that we propose to register any of our securities under the Securities Act in an offering, either for our own account or for the account of other security holders, the holders of registrable securities will be entitled to certain “piggyback” registration rights allowing them to include their shares in such registration, subject to specified conditions and limitations.

Form S-3 Registration Rights

Certain major investors holding at least 20% of registrable securities may, on not more than two registrations on Form S-3 within any 12-month period, request that we register all or a portion of their shares on Form S-3 if we are qualified to file a registration statement on Form S-3, subject to specified exceptions. Such request for registration on Form S-3 must cover securities with an aggregate offering price which equals or exceeds $5.0 million, net of selling expenses. The right to have such shares registered on Form S-3 is further subject to other specified conditions and limitations.

Expenses of Registration

We will pay the registration expenses, other than underwriting discounts, selling commissions and stock transfer taxes, of the shares registered pursuant to the demand, piggyback and Form S-3 registrations described above.

Termination of Registration Rights

The demand, piggyback and Form S-3 registration rights described above will terminate upon the earliest of (i) with respect to each stockholder, such date, on or after the completion of our IPO, on which all registrable shares held by such stockholder may immediately be sold during any 90-day period pursuant to Rule 144 of the Securities Act, (ii) the occurrence of a deemed liquidation event, as defined in our amended and restated certificate of incorporation, as currently in effect and (iii) the fifth anniversary of our IPO.

Authorized but Unissued Capital Stock

The Delaware General Corporation Law (“DGCL”) does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of Nasdaq, which would apply so long as our common stock remains listed on Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive our stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Provisions of our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws and Delaware Anti-Takeover Law

Certain provisions of Delaware law and our amended and restated certificate of incorporation and our amended and restated bylaws contain provisions that could make the following transactions more difficult: acquisition of us by means of a tender offer; acquisition of us by means of a proxy contest or otherwise; or removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Delaware anti-takeover statute

We are subject to Section 203 of the DGCL, which prohibits persons deemed “interested stockholders” from engaging in a “business combination” with a publicly-held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, such as discouraging takeover attempts that might result in a premium over the market price of our common stock.

Undesignated preferred stock

The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to effect a change in control of our company. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of our company.

Special stockholder meetings

Our amended and restated certificate of incorporation provides that a special meeting of stockholders may be called at any time by our board of directors, but such special meetings may not be called by the stockholders or any other person or persons.

Requirements for advance notification of stockholder nominations and proposals

Our amended and restated bylaws contain advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.

No stockholder action by written consent

Our amended and restated certificate of incorporation does not allow stockholders to act by written consent without a meeting.

Classified board; election and removal of directors; filling vacancies

Our board of directors is divided into three classes, divided as nearly as equal in number as possible. The directors in each class serve for a three-year term, one class being elected each year by our stockholders, with staggered three-year terms. Only one class of directors is elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Because our stockholders do not have cumulative voting rights, our stockholders holding a majority of the shares of common stock outstanding will be able to elect all of our directors. Our amended and restated certificate of incorporation provides for the removal of any of our directors only for cause and requires a stockholder vote by the holders of at least 66-2/3% of the voting power of the then outstanding voting stock. Any vacancy on our board of directors, however occurring, including a vacancy resulting from an increase in the size of the board, may only be filled by a resolution of the board of directors unless the board of directors determines that such vacancies shall be filled by the stockholders.

This system of electing and removing directors and filling vacancies may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us because it generally makes it more difficult for stockholders to replace a majority of the directors.

Choice of forum

Our amended and restated certificate of incorporation and amended and restated bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the exclusive forum for the following types of actions or proceedings under Delaware statutory or common law: any derivative action or proceeding brought on our behalf; any action asserting a claim of breach of fiduciary duty owed by any of our directors, officers or stockholders to us or to our stockholders; any action asserting a claim against us arising pursuant to the DGCL, our amended and restated certificate of incorporation or our amended and restated bylaws (as either may be amended from time to time); or any action asserting a claim against us that is governed by the internal affairs doctrine. As a result, any action brought by any of our stockholders with regard to any of these matters will need to be filed in the Court of Chancery of the State of Delaware and cannot be filed in any other jurisdiction; provided that, the exclusive forum provision will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction; and provided further that, if and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, such action may be brought in another state or federal court sitting in the State of Delaware. Our amended and restated certificate of incorporation and amended and restated bylaws also provide that the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause or causes of action against us or any defendant arising under the Securities Act. Such provision is intended to benefit and may be enforced by us, our officers and directors, employees and agents, including the underwriters and any other professional or entity who has prepared or certified any part of this prospectus. Nothing in our amended and restated certificate of incorporation and amended and restated bylaws preclude stockholders that assert claims under the Exchange Act from bringing such claims in state or federal court, subject to applicable law.

If any action the subject matter of which is within the scope described above is filed in a court other than a court located within the State of Delaware, or a Foreign Action, in the name of any stockholder, such stockholder shall be deemed to have consented to the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the applicable provisions of our amended and restated certificate of incorporation and amended and restated bylaws and having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. Although our amended and restated certificate of incorporation and amended and restated bylaws contain the choice of forum provision described above, it is possible that a court could find that such a provision is inapplicable for a particular claim or action or that such provision is unenforceable.

This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims or make such lawsuits more costly for stockholders, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder.

Amendment of charter provisions

The amendment of any of the above provisions in our amended and restated certificate of incorporation, except for the provision making it possible for our board of directors to issue undesignated preferred stock, requires approval by a stockholder vote by the holders of at least 66-2/3% of the voting power of the then outstanding voting stock.

The provisions of the DGCL, our amended and restated certificate of incorporation and our amended and restated bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of our debt securities that we may issue from time to time. We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any future debt securities we may offer under this prospectus, the applicable prospectus supplement or free writing prospectus will describe the specific terms of any debt securities offered through that prospectus supplement or free writing prospectus. The terms of any debt securities we offer under a prospectus supplement or free writing prospectus may differ from the terms we describe below. Unless the context requires otherwise, whenever we refer to the “indentures,” we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue any senior debt securities under the senior indenture that we will enter into with the trustee named in the senior indenture. We will issue any subordinated debt securities under the subordinated indenture that we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The indentures will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We use the term “trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplement or free writing prospectus and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete applicable indenture that contains the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

We will describe in the applicable prospectus supplement or free writing prospectus the terms of the series of debt securities being offered, including:

•	the title;

•	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form, and, if so, the terms and who the depository will be;

•	the maturity date;

•

whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•

the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•

the date, if any, after which, the conditions upon which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•

the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option, to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	whether the indenture will restrict our ability to:

•	incur additional indebtedness;

•	issue additional securities;

•	create liens;

•	pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;

•	redeem capital stock;

•	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

•	make investments or other restricted payments;

•	sell or otherwise dispose of assets;

•	enter into sale-leaseback transactions;

•	engage in transactions with stockholders or affiliates;

•	issue or sell stock of our subsidiaries;

•	effect a consolidation or merger;

•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•	a discussion of certain material or special United States federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	provisions for a sinking fund purchase or other analogous fund, if any;

•	the applicability of the provisions in the indenture on discharge;

•

whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

•

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement or free writing prospectus the terms on which a series of debt securities may be convertible into or exchangeable for our common stock, our preferred stock or other securities (including securities of a third-party). We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock, our preferred stock or other securities (including securities of a third-party) that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, the indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for other securities of ours or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended;

•	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable at maturity, upon redemption or repurchase or otherwise, and the time for payment has not been extended;

•

if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

We will describe in each applicable prospectus supplement or free writing prospectus any additional events of default relating to the relevant series of debt securities.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the unpaid principal, premium, if any, and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity or security satisfactory to it against any loss, liability or expense. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•

subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the trustee or security satisfactory to it against any loss, liability or expense or to be incurred in compliance with instituting the proceeding as trustee; and

•

the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities, or other defaults that may be specified in the applicable prospectus supplement or free writing prospectus.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

Subject to the terms of the indenture for any series of debt securities that we may issue, we and the trustee may change an indenture without the consent of any holders with respect to the following specific matters:

•	to fix any ambiguity, defect or inconsistency in the indenture;

•	to comply with the provisions described above under “Description of Debt Securities-Consolidation, Merger or Sale;”

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;

•

to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•

to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “Description of Debt Securities-General,” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

•	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

•

to add to our covenants such new covenants, restrictions, conditions or provisions for the benefit of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred to us in the indenture; or

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, subject to the terms of the indenture for any series of debt securities that we may issue or as otherwise provided in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the stated maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption or repurchase of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that, subject to the terms of the indenture and any limitation otherwise provided in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the trustee;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement or free writing prospectus, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depository named by us and identified in a prospectus supplement or free writing prospectus with respect to that series. At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement or free writing prospectus, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement or free writing prospectus, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement or free writing prospectus the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series. If we elect to redeem the debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.

Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement or free writing prospectus any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Ranking of Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement or free writing prospectus. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

The senior debt securities will rank equally in right of payment to all our other senior unsecured debt. The senior indenture does not limit the amount of senior debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, which includes this prospectus.

General

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•

in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•

in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the periods during which, and places at which, the warrants are exercisable;

•	the manner of exercise;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreement and warrants may be modified;

•	federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

DESCRIPTION OF UNITS

We may issue units comprised of shares of common stock, shares of preferred stock, debt securities and warrants in any combination. We may issue units in such amounts and in as many distinct series as we wish. This section outlines certain provisions of the units that we may issue. If we issue units, they will be issued under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. The information described in this section may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units offered will be described in the applicable prospectus supplement. If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below. We urge you to read any prospectus supplement related to any series of units we may offer, as well as the complete unit agreement and unit certificate that contain the terms of the units. If we issue units, forms of unit agreements and unit certificates relating to such units will be incorporated by reference as exhibits to the registration statement, which includes this prospectus.

Each unit that we may issue will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement;

•	the price or prices at which such units will be issued;

•	the applicable United States federal income tax considerations relating to the units;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any other terms of the units and of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to the securities included in each unit, to the extent relevant and as may be updated in any prospectus supplements.

Issuance in Series

We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of a particular series of units will be described in the applicable prospectus supplement.

Unit Agreements

We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.

The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement:

Modification without Consent

We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:

•	to cure any ambiguity; any provisions of the governing unit agreement that differ from those described below;

•	to correct or supplement any defective or inconsistent provision; or

•	to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.

Modification with Consent

We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

•

impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or

•

reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:

•	If the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or

•

If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.

In each case, the required approval must be given by written consent.

Unit Agreements Will Not Be Qualified under Trust Indenture Act

No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.

The unit agreements will not include any restrictions on our ability to put liens on our assets, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Governing Law

The unit agreements and the units will be governed by New York law.

Form, Exchange and Transfer

We will issue each unit in global-i.e., book-entry-form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We will describe book-entry securities, and other terms regarding the issuance and registration of the units in the applicable prospectus supplement.

Each unit and all securities comprising the unit will be issued in the same form.

If we issue any units in registered, non-global form, the following will apply to them.

The units will be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or combined into fewer units of larger denominations, as long as the total amount is not changed.

•

Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.

•

Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.

•

If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.

Payments and Notices

In making payments and giving notices with respect to our units, we will follow the procedures as described in the applicable prospectus supplement

PLAN OF DISTRIBUTION

We may sell the offered securities in and outside the United States (1) through underwriters or dealers, (2) directly to one or more purchasers, including to a limited number of institutional purchasers, to a single purchaser or to our affiliates and stockholders, (3) through agents or (4) through a combination of any of these methods.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:

•	in one or more transactions at a fixed price or prices, which may be changed from time to time;

•	in “at-the-market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	through a market maker or into an existing trading market on an exchange or otherwise;

•	at prices related to those prevailing market prices; or

•	at negotiated prices.

The applicable prospectus supplement will set forth the following information to the extent applicable:

•	the terms of the offering;

•	the names of any underwriters, dealers or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

Sale through Underwriters or Dealers

If any securities are offered through underwriters, the underwriters will acquire the securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer and sell securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise provided in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. In connection with the sale of securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and dealers may receive compensation from the underwriters in the form of discounts or concessions. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

In order to facilitate the offering of securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the underwriters may overallot in connection with the offering, creating a short position in the securities for their account. In addition, to cover overallotments or to stabilize the price of the shares, the underwriters may bid for, and purchase, shares in the open market. Finally, an underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed shares in transactions to cover syndicate short positions, in stabilization transactions, or otherwise. Any of these activities may stabilize or maintain the market price of the offered securities above independent market levels. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities offered pursuant to this prospectus.

If any securities are offered through dealers, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale.

Direct Sales and Sales through Agents

We may sell the securities directly to purchasers. If the securities are sold directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities, we will describe the terms of any such sales in the applicable prospectus supplement. We may also sell the securities through agents designated from time to time. Sales may be made by means of ordinary brokers’ transactions on The Nasdaq Global Select Market at market prices, in block transactions and such other transactions as agreed by us and any agent. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless otherwise provided in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

At-the-Market Offerings

To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us, on one hand, and the underwriters or agents, on the other. If we engage in at-the-market sales pursuant to any such agreement, we will issue and sell our securities through one or more underwriters or agents, which may act on an agency basis or a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. Any such agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. Pursuant to the terms of the agreement, we may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase blocks of our common stock or other securities. The terms of any such agreement will be set forth in more detail in the applicable prospectus supplement.

Remarketing Arrangements

Offered securities may also be offered and sold, if we so indicate in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as our agents. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters of the offered securities under the Securities Act.

Delayed Delivery Contracts

If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement will describe the conditions to those contracts and the commission payable for solicitation of those contracts.

General Information

We may have agreements with the agents, dealers, underwriters and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

Each underwriter, dealer and agent participating in the distribution of any of the securities that are issuable in bearer form will agree that it will not offer, sell or deliver, directly or indirectly, securities in bearer form in the United States or to United States persons, other than qualifying financial institutions, during the restricted period, as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7).

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Goodwin Procter LLP, San Francisco, California. Additional legal matters may be passed on for us, or any underwriters, dealers or agents by counsel we will name in the applicable prospectus supplement.

EXPERTS

The financial statements of Biomea Fusion, Inc. incorporated by reference in this Prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

$300,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

PROSPECTUS

, 2025

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 5, 2025

PROSPECTUS

Up to $100,000,000

Common Stock

We have previously entered into an equity distribution agreement (the “equity distribution agreement”) with Piper Sandler & Co. (“Piper Sandler”), dated November 25, 2022, relating to shares of our common stock offered by this prospectus. In accordance with the terms of the equity distribution agreement, under this prospectus we may offer and sell shares of our common stock, $0.0001 par value per share, having an aggregate offering price of up to $100,000,000 from time to time through Piper Sandler, acting as our agent.

Our common stock is listed on The Nasdaq Global Select Market under the symbol “BMEA.” On July 31, 2025, the last reported sale price of our common stock on The Nasdaq Global Select Market was $1.66 per share.

Sales of our common stock, if any, under this prospectus may be made by any method permitted by law that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”) including sales made directly on or through The Nasdaq Global Select Market, the existing trading market for our common stock. Piper Sandler is not required to sell any specific amount of securities, but will act as our sales agent using commercially reasonable efforts, consistent with its normal trading and sales practices. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

The compensation to Piper Sandler for sales of common stock sold pursuant to the equity distribution agreement will be at a commission rate of up to 3.0% of the gross proceeds of any shares of common stock sold under the equity distribution agreement. In connection with the sale of the common stock on our behalf, Piper Sandler will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Piper Sandler will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Piper Sandler with respect to certain liabilities, including civil liabilities under the Securities Act. See “Plan of Distribution” beginning on page S-12 for additional information regarding the compensation to be paid to Piper Sandler.

Investing in our common stock involves significant risks. See “Risk Factors” beginning on page S-8 of this prospectus and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Piper Sandler

The date of this prospectus is 2025

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. Under this prospectus, we may from time to time sell shares of our common stock having an aggregate offering price of up to $100,000,000, at prices and on terms to be determined by market conditions at the time of the offering.

Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus and all of the information in the documents that are incorporated by reference in this prospectus and any prospectus supplement, as well as the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” These documents contain important information that you should consider when making your investment decision.

To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference in this prospectus that was filed with the SEC before the date of this prospectus, on the other hand, you should rely on the information in this prospectus, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained in, or incorporated by reference in this prospectus and in any free writing prospectus that we may authorize for use in connection with this offering. We have not, and Piper Sandler has not, authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus or any accompanying prospectus supplement or in any related free writing prospectus to which we have referred you. We and Piper Sandler take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates. It is important for you to read and consider all information contained in this prospectus, the documents incorporated by reference herein, and any free writing prospectus prepared by or on behalf of us that we may authorize for use in connection with this offering, in their entirety, before making an investment decision.

You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.

We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless the context otherwise indicates, references in this prospectus to “Biomea” “we,” “our,” “us” and “the Company” refer, collectively, to Biomea Fusion, Inc., a Delaware corporation, and, where appropriate, its subsidiaries, if any.

This prospectus contains references to our trademarks and to trademarks belonging to other entities. Third-party product and company names mentioned herein may be the trademarks of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. Biomea Fusion, Inc., the Biomea logo and our other registered or common law trademarks, trade names or service marks appearing in this prospectus are owned by us.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus and any applicable prospectus supplement include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact, contained or incorporated by reference in this prospectus, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “positioned,” “potential,” “predict,” “seek” “target,” “will,” “would,” and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included, or incorporated by reference, in this prospectus, particularly in the “Risk Factors” section, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. You should also carefully review the risk factors and cautionary statements described in the other documents we file from time to time with the SEC, specifically our most recent Annual Report on Form 10-K, our most recent Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

You should read this prospectus, the documents incorporated by reference in this prospectus and the documents that we have filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained in this prospectus and incorporated by reference herein are made as of the date hereof, and we do not assume any obligation to update any forward-looking statements except as required by applicable law.

This prospectus, together with any applicable prospectus supplement, includes or incorporates by reference certain statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties as well as our own estimates of potential market opportunities. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. Our estimates of the potential market opportunities for our product candidates include several key assumptions based on our industry knowledge, industry publications, third-party research and other surveys, which may be based on a small sample size and may fail to accurately reflect market opportunities. While we believe that our internal assumptions are reasonable, no independent source has verified such assumptions.

PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in this prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before making an investment decision. You should read this entire prospectus carefully, especially the risks of investing in our common stock discussed under “Risk Factors” beginning on page S-8 of this prospectus and any related free writing prospectus that we may authorize for use in connection with this offering,, along with our financial statements and notes to those financial statements and the other documents incorporated by reference in this prospectus.

Overview

We are a clinical-stage diabetes and obesity medicines company focused on the discovery and development of oral small molecule drugs to treat patients with metabolic diseases. A covalent small molecule drug is a synthetic compound that forms a permanent bond to its target protein and offers a number of potential advantages over conventional non-covalent drugs, including greater target selectivity, lower drug exposure, and the ability to drive a deeper, more durable response. Leveraging our extensive expertise in covalent binding chemistry and development, we built our proprietary FUSION™ System discovery platform to advance a pipeline of novel small molecule product candidates.

Our lead clinical program’s drug candidate, icovamenib, is currently being developed as an orally bioavailable, and selective covalent inhibitor of menin in two clinical and multiple preclinical studies, investigating icovamenib’s potential in type 1 and type 2 diabetes, as well as its impact in obesity. Menin serves as a checkpoint to prevent beta cell proliferation. Thus, we believe inhibiting menin via icovamenib has the potential to enable the proliferation, preservation, and reactivation of healthy, function beta cells capable of producing insulin, thereby leading to long-term glycemic control in patients with type 1 and type 2 diabetes. Menin is also an important transcriptional regulator known to play a direct role in oncogenic signaling in multiple cancers and in beta cell homeostasis.

In preclinical studies, the administration of icovamenib has produced a pronounced effect in preclinical models of diabetes, normalizing glucose levels during treatment and even after drug washout. As of June 30, 2025 icovamenib is being evaluated in type 1 and type 2 diabetes across two ongoing clinical trials. With its strategic focus to become a diabetes and obesity medicines company, we plan to conclude our studies exploring icovamenib’s potential in oncology and explore partnerships to further advance our oncology assets (BMF-500, a covalent inhibitor of FLT3, currently in a Phase I study), while concentrating internal resources on metabolic disorders.

Beyond icovamenib, we are utilizing our novel FUSION™ System to pioneer treatments against other high-value genetic drivers of disease. In October 2024, we announced the nomination of BMF-650 our investigational, next-generation, oral small molecule GLP-1 RA, which is currently advancing through IND-enabling studies. With its unique pharmacokinetic profile and enhanced bioavailability, we believe BMF-650 has the potential to provide a best-in-class therapeutic option for diabetes and obesity. Our goal is to utilize our capabilities and our FUSION™ System platform to become the leader in developing covalent small molecules to maximize the depth and durability of clinical benefit when treating various diseases.

We were formed under the laws of the State of Delaware on August 9, 2017 under the name “Biomea Fusion, LLC.” On December 18, 2020, all outstanding membership interests in Biomea Fusion, LLC were converted to equity interests in Biomea Fusion, Inc. In April 2021, we completed the initial public offering of our common stock.

Our principal executive offices are located at 1599 Industrial Road San Carlos, CA 94070, and our telephone number is (650) 980-9099. Our corporate website address is www.biomeafusion.com. Our website and the information contained on, or that can be accessed through, the website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus. You should not rely on any such information in making your decision whether to purchase our securities.

Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act are available, free of charge, on or through our website as soon as reasonably practicable after such reports and amendments are electronically filed with or furnished to the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding our filings at www.sec.gov.

For additional information about our Company, please refer to other documents we have filed with the SEC and that are incorporated by reference into this prospectus, as listed under the heading “Incorporation of Certain Information by Reference.”

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include, but are not limited to:

•

being permitted to present only two years of audited financial statements and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our periodic reports and registration statements;

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (“SOX”);

•	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements, and registration statements; and

•	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may take advantage of these exemptions until such time that we are no longer an emerging growth company. We will remain an emerging growth company until the earliest to occur of: (i) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (ii) December 31, 2026; (iii) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years; or (iv) the last day of the fiscal year in which we are deemed to be a large accelerated filer under the rules of the SEC, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th. We may choose to take advantage of some but not all of these exemptions. We have taken advantage of reduced reporting requirements. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock.

We have elected to utilize the exemption for the delayed adoption of certain accounting standards, and, therefore, we will adopt new or revised accounting standards at the time private companies adopt the new or revised accounting standard and will do so until such time that we either (i) irrevocably elect to “opt out” of such extended transition period or (ii) no longer qualify as an emerging growth company. We may choose to early adopt any new or revised accounting standards whenever such early adoption is permitted for private companies. As a result of this election, the information that we provide in this prospectus or any applicable prospectus supplement or free writing prospectus may be different than the information you may receive from other public companies in which you hold equity interests.

We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may continue to be a smaller reporting company after any offering under this prospectus and any accompanying prospectus supplement if either (i) the market value of our shares held by non-affiliates is less than $250 million as measured on the last business day of our second fiscal quarter or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our shares held by non-affiliates is less than $700 million as measured on the last business day of our second fiscal quarter. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and have reduced disclosure obligations regarding executive compensation. Further, if we are a smaller reporting company with less than $100 million in annual revenue, we would not be required to obtain an attestation report on internal control over financial reporting issued by our independent registered public accounting firm.

THE OFFERING

Common Stock Offered by Us	Shares of our common stock having an aggregate offering price of up to $100,000,000.

Common Stock to be Outstanding Immediately After This Offering

Up to 118,368,219 shares, assuming sales of 60,240,963 shares of our common stock in this offering at a price of $1.66 per share, which was the last reported sale price of our common stock on The Nasdaq Global Select Market on July 31, 2025. The actual number of shares issued will vary depending on the sales price under this offering.

Plan of Distribution

“At the market offering” as defined in Rule 415(a)(4) under the Securities Act that may be made from time to time through our sales agent, Piper Sandler. See “Plan of Distribution” on page S-12 in this prospectus for more information.

Use of Proceeds

We intend to use the net proceeds from the sale of any securities offered under this prospectus primarily for general corporate purposes, which may include research and development costs, including the conduct of one or more clinical trials and process development and manufacturing of our product candidates, potential strategic acquisitions or licensing of complementary businesses, services or technologies, expansion of our technology infrastructure and capabilities, working capital, capital expenditures and other general corporate purposes. See “Use of Proceeds” in this prospectus for more information.

Risk Factors

Investing in our common stock involves significant risks. You should read the “Risk Factors” in this prospectus and the other documents incorporated by reference into this prospectus for a discussion of factors to consider carefully before deciding to purchase shares of our common stock.

Nasdaq Global Select Market Symbol	BMEA

The number of shares of our common stock that will be outstanding immediately after this offering as shown above is based on 58,127,256 shares outstanding as of June 30, 2025. The number of shares outstanding as of June 30, 2025 as used throughout this prospectus, unless otherwise indicated, excludes:

•

6,628,470 shares of our common stock issuable upon the exercise of stock options issued and outstanding under our 2020 Equity Incentive Plan (the “2020 Plan”), our 2021 Incentive Award Plan (the “2021 Plan”), and our 2023 Inducement Equity Plan (the “Inducement Plan”) at a weighted average exercise price of $9.38 per share;

•	5,197,494 shares of our common stock reserved for future issuance under our 2021 Plan;

•	1,839,250 shares of our common stock reserved for future issuance under our Inducement Plan;

•	850,949 shares of our common stock reserved for issuance under our 2021 Employee Stock Purchase Plan;

•	23,550,000 shares of our common stock issuable upon the exercise of common warrants and pre-funded warrants to purchase shares of common stock; and

•	1,381,262 shares of common stock issued subsequent to June 30, 2025 upon the partial exercise of the underwriters’ option to purchase additional shares in our June 2025 underwritten public offering.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below together with all of the other information contained in this prospectus and the risk factors in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q and in our other filings with the SEC that we make from time to time, which are incorporated by reference in this prospectus, together with other information in this prospectus and the information and documents incorporated by reference in this prospectus and in any prospectus supplement or free writing prospectus that we authorize for use in connection with this offering. If any of the following risks actually occur, our business, prospects, operating results and financial condition could suffer materially. In such event, the trading price of our common stock could decline and you might lose all or part of your investment. Additional risks and uncertainties that are not yet identified or that we currently believe to be immaterial may also materially harm our business, financial condition, results of operations and prospects and could result in a complete loss of your investment. Additional risks and uncertainties that are not yet identified or that we currently believe to be immaterial may also materially harm our business, financial condition, results of operations and prospects and could result in a complete loss of your investment.

Risks Related to This Offering

Sale of a substantial number of shares of our common stock, including by us, could cause the market price of our common stock to drop significantly, even if our business is doing well.

We expect that significant additional capital may be needed in the future to continue our planned operations, including conducting clinical trials, expanded research and development activities, and costs associated with operating as a public company. To raise capital, we may sell common stock, convertible securities, or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we sell common stock, convertible securities, or other equity securities, investors may be materially diluted by subsequent sales. Such sales may also result in material dilution to our existing stockholders, and new investors could gain rights, preferences, and privileges senior to the holders of our common stock, including shares of common stock sold in this offering.

We may issue and sell shares of our common stock for aggregate gross proceeds of up to $100,000,000 from time to time in connection with this offering. The issuance and sale from time to time of these new shares of common stock, or our ability to issue these new shares of common stock in this offering could have the effect of depressing the market price of our common stock. Further, sales of a substantial number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities.

Our management may invest or spend the proceeds of this offering in ways with which you may not agree or in ways that may not yield a return.

Our management has broad discretion to use our cash and cash equivalents, including in the application of the net proceeds we receive in this offering, if any, to fund our operations and could spend these funds in ways that do not improve our results of operations or enhance the value of our common stock. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our common stock to decline and delay the development of our drug candidates. Pending their use, we may invest our cash and cash equivalents, including the net proceeds from this offering in a manner that does not produce income or that loses value.

In addition, the issuance from time to time of shares of our common stock in this offering, or our ability to issue these shares of common stock in this offering, could result in resales of our common stock by our current stockholders concerned about the potential dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our common stock.

Purchasers will experience immediate and substantial dilution in the book value per share of the common stock purchased in the offering.

The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior at the time of sale. Assuming that an aggregate of 60,240,963 shares of our common stock are sold at a price of $1.66 per share, the last reported sale price of our common stock on The Nasdaq Global Select Market on July 31, 2025, for aggregate gross proceeds of $100 million, after deducting commissions payable by us, investors in this offering would experience immediate dilution of $0.61 per share, representing the difference between our as-adjusted net tangible book value per share as of June 30, 2025, after giving effect to this offering and the assumed offering price.

The price per share of our common stock in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Therefore, if you purchase shares of our common stock in this offering, you may pay a price per share that substantially exceeds our net tangible book value per share after this offering. To the extent shares are issued under outstanding options at exercise prices lower than the price of our common stock in this offering, you will incur further dilution. See the section entitled “Dilution” for a more detailed illustration of the dilution you may incur if you participate in this offering.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by any investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by any investors in this offering.

We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Accordingly, stockholders must rely on capital appreciation, if any, for any return on their investment.

We have never declared or paid cash dividends on our common stock. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business. As a result, capital appreciation, if any, of our common stock will be our stockholders’ sole source of gain for the foreseeable future.

The actual number of shares we will issue under the equity distribution agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the equity distribution agreement and compliance with applicable law, we have the discretion to deliver a placement notice to Piper Sandler at any time throughout the term of the equity distribution agreement. The number of shares that are sold by Piper Sandler after delivering a placement notice will fluctuate based on the market price of our common stock during the sales period and limits we set with Piper Sandler. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate gross sales proceeds of up to $100,000,000 from time to time. The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the equity distribution agreement with Piper Sandler as a source of financing. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

We intend to use any net proceeds from this offering for general corporate purposes, which may include research and development costs, including the conduct of one or more clinical trials and process development and manufacturing of our product candidates, potential strategic acquisitions or licensing of complementary businesses, services or technologies, expansion of our technology infrastructure and capabilities, working capital, capital expenditures and other general corporate purposes. We may temporarily invest the net proceeds in a variety of capital preservation instruments, including investment grade, interest bearing instruments and U.S. government securities, until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual revenue and expenditures may vary significantly depending on numerous factors, including the actual net proceeds from this offering, the progress of our preclinical and clinical development programs, feedback and decisions from regulatory authorities, the status of and results from clinical trials, the timing of regulatory submissions and the outcome of regulatory review, as well as any collaborations that we may enter into with third parties for our product candidates or technology, and any unforeseen cash needs. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. We may find it necessary or advisable to use the net proceeds from this offering for other purposes, and we will have broad discretion in the application of net proceeds.

DILUTION

If you invest in our common stock in this offering, your ownership interest will be diluted immediately to the extent of the difference between the price per share you pay in this offering and the as adjusted net tangible book value per share of our common stock immediately after this offering.

Our historical net tangible book value as of June 30, 2025 was approximately $27.5 million, or $0.47 per share of our common stock. Our historical net tangible book value is the amount of our total tangible assets less our total liabilities. Historical net tangible book value per share represents historical net tangible book value divided by the 58,127,256 shares of our common stock outstanding as of June 30, 2025.

After giving effect to the assumed sale by us of shares of our common stock in the aggregate amount of $100,000,000 at an assumed public offering price of $1.66 per share (the last sale price of our common stock on July 31, 2025 as reported on The Nasdaq Global Select Market), less the estimated commissions and estimated offering expenses payable by us, our as adjusted net tangible book value at June 30, 2025 would have been approximately $124.5 million, or $1.05 per share. This represents an immediate increase in as adjusted net tangible book value of $0.58 per share to existing stockholders and an immediate dilution of $0.61 per share to investors in this offering. The following table illustrates this per share dilution.

Assumed public offering price per share		$1.66
Historical net tangible book value per share as of June 30, 2025	$0.47
Increase in net tangible book value per share attributable to this offering	$0.58

As adjusted net tangible book value per share after giving effect to this offering		$1.05

Dilution per share to new investors purchasing shares in this offering		$0.61

The as adjusted information is illustrative only and will adjust based on the actual price to the public, the actual number of shares sold and other terms of the offering determined at the time shares of our common stock are sold pursuant to this prospectus. The as adjusted information assumes that all of our common stock in the aggregate amount of $100,000,000 is sold at the assumed offering price of $1.66 per share, the last reported sale price of our common stock on The Nasdaq Global Select Market on July 31, 2025. The shares sold in this offering, if any, will be sold from time to time at various prices.

The table above excludes:

•

6,628,470 shares of our common stock issuable upon the exercise of stock options issued and outstanding under our 2020 Plan, our 2021 Plan, and our Inducement Plan at a weighted average exercise price of $9.51 per share;

•	5,197,494 shares of our common stock reserved for future issuance under our 2021 Plan;

•	1,839,250 shares of our common stock reserved for future issuance under our Inducement Plan;

•	850,949 shares of our common stock reserved for issuance under our 2021 Employee Stock Purchase Plan;

•	23,550,000 shares of our common stock issuable upon the exercise of common warrants and pre-funded warrants to purchase shares of common stock; and

•	1,381,262 shares of common stock issued subsequent to June 30, 2025 upon the partial exercise of the underwriters’ option to purchase additional shares in our June 2025 underwritten public offering.

PLAN OF DISTRIBUTION

We have previously entered into the equity distribution agreement, dated November 25, 2022, with Piper Sandler, as our sales agent, under which we may offer and sell shares of our common stock from time to time through Piper Sandler. Pursuant to this prospectus, we may offer and sell up to $100,000,000 of our shares of common stock. A copy of the equity distribution agreement has been filed as an exhibit to a current report on Form 8-K filed under the Exchange Act and incorporated by reference in this prospectus.

Piper Sandler will use commercially reasonable efforts to sell on our behalf all shares of our common stock requested to be sold by us, consistent with its normal trading and sales practices, under the terms and subject to the conditions set forth in the equity distribution agreement. We may instruct Piper Sandler not to sell our common stock if the sales cannot be effected at or above the price designated by us in any instruction. We or Piper Sandler may suspend the offering of our common stock upon proper notice and subject to other conditions, as further described in the equity distribution agreement.

Upon delivery of a placement notice, and subject to our instructions in that notice and the terms and conditions of the equity distribution agreement generally, Piper Sandler may sell our common stock by any method permitted by law that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act, including sales made directly on or through The Nasdaq Global Select Market or on any other existing trading market for our common stock. Piper Sandler will provide written confirmation to us no later than the opening of trading on The Nasdaq Global Select Market on the day following each day in which our common stock is sold under the equity distribution agreement. Each such confirmation will include the number of shares of our common stock sold on such day, the volume-weighted average price of the shares sold, the net proceeds to us and the compensation payable by us to Piper Sandler in connection with such sales.

We will pay Piper Sandler commissions for its services in acting as sales agent in the sale of our common stock. Piper Sandler will be entitled to compensation in an amount of up to 3.0% of the gross sales price of all common stock sold through it as sales agent under the equity distribution agreement. We have also agreed to reimburse Piper Sandler for the out-of-pocket reasonable fees and disbursements of its legal counsel, in an amount not to exceed $75,000 in connection with the establishment of this at the market offering program, plus an additional amount of up to $15,000 for each quarterly period thereafter. We estimate that the total expenses for this offering, excluding compensation payable to Piper Sandler under the terms of the equity distribution agreement, will be approximately $550,000.

Settlement for sales of our common stock will occur on the first business day following the date on which any such sales are made, or on some other date that is agreed upon by us and Piper Sandler in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will report at least quarterly the number of shares of our common stock sold through Piper Sandler, as sales agent, under the equity distribution agreement, and the net proceeds to us in connection with such sales.

Piper Sandler and its affiliates have from time to time provided, and may in the future provide, various investment banking, commercial banking, fiduciary and advisory services for us for which they have received, and may in the future receive, customary fees and expenses. Piper Sandler and its affiliates may from time to time engage in other transactions with and perform services for us in the ordinary course of their business.

In connection with the sale of our common stock on our behalf, Piper Sandler will be deemed to be an underwriter within the meaning of the Securities Act, and the compensation paid by us to Piper Sandler will be deemed to be underwriting commissions or discounts. We have agreed to indemnify Piper Sandler against specified liabilities, including liabilities under the Securities Act, or to contribute to payments that Piper Sandler may be required to make because of such liabilities.

The offering of our common stock pursuant to the equity distribution agreement will terminate upon termination of the equity distribution agreement. The equity distribution agreement may be terminated by Piper Sandler or us at any time upon specified prior written notice.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Goodwin Procter LLP. Piper Sandler & Co. is being represented in connection with this offering by Cooley LLP, New York, New York.

EXPERTS

The financial statements of Biomea Fusion, Inc. incorporated by reference in this prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.biomeafusion.com. Our website is not a part of this prospectus and information contained on, or that can be accessed through our website, is not incorporated by reference in this prospectus.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings and the exhibits attached thereto. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC’s website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 001-40335) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities offered hereby is terminated or completed:

•	Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 31, 2025;

•	Quarterly Reports on Form 10-Q for the periods ended March 31, 2025, filed with the SEC on May 5, 2025 and June 30, 2025, filed with the SEC on August 5, 2025;

•	Current Reports on Form 8-K filed with the SEC on January 15, 2025, February 28, 2025, March 27, 2025, June 13, 2025, June 17, 2025, June 18, 2025, June 20, 2025 and July 24, 2025;

•

Definitive Proxy Statement on Schedule 14A filed with the SEC on April 28, 2025, to the extent incorporated by reference into Part III of the Annual Report on Form 10-K for the fiscal year ended December 31, 2024; and

•

The description of our Common Stock contained in our Registration Statement on Form 8-A12B, dated April 14, 2021, and as set forth by the description of the Registrant’s common stock set forth in Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 31, 2025, including any other amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or calling us at the following address or telephone number:

Biomea Fusion, Inc.

1599 Industrial Road

San Carlos, CA 94070

(650) 980-9099

Attention: Secretary

$100,000,000

Common Stock

PROSPECTUS

Piper Sandler

, 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

Set forth below is an estimate (except in the case of the SEC registration fee) of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the offered securities, other than underwriting discounts and commissions.

SEC Registration fee	$45,930
Legal fees and expenses	*
Accounting fees and expenses	*
Printing expenses	*
Transfer agent and registrar fees	*
Trustee fees (including counsel fees)	*
Miscellaneous	*
Total	*

*	These fees and expenses depend on the securities offered and the number of issuances and accordingly cannot be estimated at this time and will be reflected in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers

Section 145 of the DGCL authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors, and other corporate agents.

As permitted by Section 102 of the DGCL, we have adopted provisions in our amended and restated certificate of incorporation and amended and restated bylaws that limit or eliminate the personal liability of our directors for a breach of their fiduciary duty of care as a director. The duty of care generally requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or

•	any transaction from which the director derived an improper personal benefit.

These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission. Our amended and restated certificate of incorporation also authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law.

As permitted by Section 145 of the DGCL, our amended and restated bylaws provide that:

•	we shall indemnify our directors and officers to the fullest extent permitted by the DGCL, subject to limited exceptions;

•	we may indemnify our employees and agents to the fullest extent permitted by the DGCL, subject to limited exceptions;

•

we shall advance expenses to our directors and officers and may advance expenses of our employees and agents in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to limited exceptions; and

•	the rights provided in our amended and restated bylaws are not exclusive.

Our amended and restated certificate of incorporation and our amended and restated bylaws provide for the indemnification provisions described above and elsewhere herein. We have entered into, and intend to continue to enter into, separate indemnification agreements with our directors and officers that may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements generally require us, among other things, to indemnify our officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct. These indemnification agreements also generally require us to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of our officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

We have purchased and currently intend to maintain insurance on behalf of each and every person who is or was a director or officer of the company against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

Any underwriting agreements that we may enter into will likely provide for the indemnification of us, our controlling persons, our directors and certain of our officers by the underwriters against certain liabilities, including liabilities under the Securities Act.

Item 16.	Exhibits

Exhibit No.	Description

1.1*	Form(s) of underwriting agreement(s)

1.2	Equity Distribution Agreement (Incorporated by reference to Exhibit 1.1 to the Registrant’s Current Report on Form 8-K filed on November 25, 2022)

3.1	Amended and Restated Certificate of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on April 20, 2021)

3.2	Amended and Restated Bylaws of the Registrant (Incorporated by reference to Exhibit 3.4 to the Registrant’s Current Report on Form 8-K filed on April 20, 2021)

4.1	Form of Common Stock Certificate (Incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1/A filed on April 12, 2021)

4.2

Description of Registrant’s Securities Registered pursuant to Section 12 of the Exchange Act (Incorporated by reference to Exhibit 4.4 to the Registrant’s Quarterly Report on Form 10-Q filed on May 27, 2021)

4.3

Investors’ Rights Agreement, dated December 18, 2020, by and among the Registrant and the investors listed therein (Incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form S-1 filed on March 26, 2021)

4.4	Form of indenture for senior debt securities and the related form of senior debt security

4.5	Form of indenture for subordinated debt securities and the related form of subordinated debt security

4.6*	Form of Certificate of Designations

4.7*	Form of Warrant Agreement

4.8*	Form of Unit Certificate

4.9*	Form of Preferred Stock Certificate

5.1	Opinion of Goodwin Procter LLP

5.2	Opinion of Goodwin Procter LLP relating to the equity distribution agreement prospectus

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1 hereto)

23.3	Consent of Goodwin Procter LLP (included in Exhibit 5.2 hereto)

24.1	Power of Attorney (included in the signature pages to this registration statement)

25.1†	Form T-1 Statement of Eligibility of Trustee for Senior Indenture under the Trust Indenture Act of 1939

25.2†	Form T-1 Statement of Eligibility of Trustee for Subordinated Indenture under the Trust Indenture Act of 1939

107	Filing Fee Table

*	To be filed by amendment or as exhibit(s) to a Current Report of the Registrant on Form 8-K and incorporated herein by reference, as applicable.

†	To be filed pursuant to Section 305(b)(2) of the U.S. Trust Indenture Act of 1939, as applicable.

Item 17. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that subparagraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertake that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or their securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6)

The undersigned Registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the annual reports of the Registrant pursuant to Section 13(a) or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, if any, shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under sub section (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Carlos, State of California, on August 5, 2025.

BIOMEA FUSION, INC.

By:	/s/ Michael J.M. Hitchcock
Michael J.M. Hitchcock
Interim Chief Executive Officer and Director
(Principal Executive Officer)

POWER OF ATTORNEY

We, the undersigned directors and officers of Biomea Fusion, Inc., hereby severally constitute and appoint Michael J.M. Hitchcock and Rainer Erdtmann, and each of them singly, our true and lawful attorneys, with full power to them, and to each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-3 filed herewith, and any and all pre-effective and post-effective amendments to said registration statement, and any registration statement filed pursuant to Rule 462(b) under the Securities Act in connection with the registration under the Securities Act of equity securities of the Company, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney. This Power of Attorney does not revoke any power of attorney previously granted by the undersigned, or any of them.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on the date indicated:

Signature	Title	Date

/s/ Michael J.M. Hitchcock, Ph.D. Michael J.M. Hitchcock	Interim Chief Executive Officer and Director (Principal Executive Officer)	August 5, 2025
/s/ Rainer Erdtmann	Chief Operating Officer and Director (Principal Financial and Accounting Officer)	August 5, 2025
Rainer Erdtmann /s/ Julianne Averill Julianne Averill	Director	August 5, 2025

/s/ Eric Aguiar Eric Aguiar, M.D.	Director	August 5, 2025

/s/ Elizabeth Faust Elizabeth Faust, Ph.D.	Director	August 5, 2025

/s/ Sumita Ray Sumita Ray, J.D.	Director	August 5, 2025